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                         [LOEB & LOEB LLP LETTERHEAD]
                                                                     EXHIBIT 5.1


213-688-3698
e-mail: dficksman@loeb.com


                                    January 15, 1998


Brighton Technologies Corporation
Six Pearl Court
Allendale, New Jersey  07401


               Re:    Registration Statement
                      on Form SB-2
                      Registration No. 333-40083

Ladies and Gentlemen:

               We have acted as counsel to Brighton Technologies Corporation, a Delaware corporation (the "Company"), in connection with the preparation and filing with the Securities and Exchange Commission under the Securities Act of 1933, as amended, of the above-captioned Registration Statement (the "Registration Statement") for the purpose of registering 1,000,000 of the Company's units (the "Units") (including an over-allotment option of up to 100,000 Units), each unit consisting of one of the Company's common stock, par value $.001 per share and one common stock purchase warrant, to be sold by the Company.

               In so acting, we have examined and relied upon the originals or copies, certified or otherwise identified to our satisfaction, of such Company records, documents, certificates and other instruments as in our judgment are necessary or appropriate to enable us to render the opinions expressed below. Based upon the foregoing and such examination of law as we have deemed necessary, we are of the opinion that:

               1. The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware.

               2. When the 1,000,000 Units to be sold by the Company have been issued and sold as contemplated in the Registration Statement, and in accordance with the terms of


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Brighton Technologies Corporation
January 15, 1998
Page 2


the Underwriting Agreement filed as Exhibit 1.1 to the Registration Statement, they will be legally issued, fully paid and nonassessable.

               We consent to the use of this letter as an Exhibit to the Registration Statement and to the use of our name under the heading "Legal Matters" included in the Prospectus forming a part of the Registration Statement.



                                    By: /s/David L. Ficksman
                                        ---------------------------------,
                                        David L. Ficksman,
                                        a Partner of the Firm